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November 2, 1994


Earle J. Spokane
Lamonts Apparel, Inc.
3650 131st Avenue SE
Bellevue, WA  98006

Dear Earle:

I would like to apologize for the time that it has taken for us to reply to you. After carefully going through all of the numbers we have come up with the following proposed amendment to the Credit Card Plan Agreement dated September 30, 1992, as amended (the "Agreement") between Lamonts Apparel, Inc. ("you") and National City Bank, Columbus ("we").

      For the remaining 1994 year end, we feel that the amount that has been projected should be achieved. If the amount is not achieved, we will adjust the 1994 calendar year minimum level as provided in 3.6(E) of the Agreement for the impact of the closed stores for 1994.

      Effective beginning with the 1995 calendar year, we will adjust the Minimum Level provided for in Section 3.6(e) of the Agreement from $51,000,000.00 to $48,000,000.00 In the event that you close additional Company Stores, we may further decrease the Minimum Level. However, in the event that you open Company Stores, you agree that we can increase the Minimum Level to provide for credit's normal proportional share of the new store sales.

      The Amendment contained in this letter is limited precisely as written and should not be considered to be a consent or waiver of any term or condition of the Plan Agreement or any other document referred to thereon. Except as expressly provided herein, the terms and provisions of the Agreement shall remain in full force and effect.

If you agree to the terms of this amendment to the Agreement please have an authorized represented sign and return the enclosed copy of this amendment.

                                                Sincerely,

                                                NATIONAL CITY BANK


                                                By:
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November 2, 1994
Earle J. Spokane
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      Acknowledged and agreed this ___ day of November, 1994, by Lamonts
Apparel, Inc.

                                                Lamonts Apparel, Inc.

                                                By:
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                                                Its:
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